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                      HEALTHCARE REALTY TRUST INCORPORATED
                                   EXHIBIT 12
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)




                                                       SIX MONTHS                          YEAR ENDED DECEMBER 31,
                                                          ENDING      -----------------------------------------------------------
                                                       JUNE 30, 2003     2002        2001       2000           1999         1998
                                                       -------------  ---------   ---------   ---------     ---------   ---------

Consolidated pretax income from continuing operations    $  36,203     $  70,091   $  79,887   $  79,801     $  86,027   $  40,479

Fixed charges                                               17,397        35,592      40,107      44,834        40,474      14,432
Capitalized interest                                          (387)       (1,397)     (1,997)     (1,839)       (1,871)     (1,375)
                                                         ---------     ---------   ---------   ---------     ---------   ---------
    Earnings                                                53,213       104,286     117,997     122,796       124,630      53,536


Interest expense                                            17,010        34,195      38,110      42,995        38,603      13,057
Capitalized interest                                           387         1,397       1,997       1,839         1,871       1,375
                                                         ---------     ---------   ---------   ---------     ---------   ---------
    Fixed Charges                                           17,397        35,592      40,107      44,834        40,474      14,432


    Ratio of Earnings to Fixed Charges                        3.06          2.93        2.94        2.74          3.08        3.71
                                                         =========     =========   =========   =========     =========   =========
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